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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 1, 1999
                                (DATE OF REPORT)


                                UGI CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
       PENNSYLVANIA                 1-11071                      23-2668356
(STATE OR OTHER JURISDICTION)   (COMMISSION FILE              (I.R.S. EMPLOYER
     OF INCORPORATION)              NUMBER)                  IDENTIFICATION NO.)
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                               460 N. GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)



                                 (610) 337-1000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS

     On March 1, 1999, UGI Corporation and Unisource Worldwide, Inc. announced that they had entered into a merger agreement for a stock-for-stock merger transaction. Under the merger agreement, Unisource Worldwide would be merged with a wholly-owned subsidiary of UGI and UGI would exchange 0.566 common shares of UGI stock for each common share of Unisource Worldwide. The merger is conditioned, among other thing, upon the approvals of the stockholders of UGI and Unisource Worldwide, and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Canadian Competition Act.

     In addition, UGI announced its intention to divest its utility subsidiary, UGI Utilities, Inc. and to reduce its annual dividend to $0.75 from $1.46. UGI also announced that its board of directors had authorized the repurchase of up to 6.6 million shares, or 20% of its common stock.

     The joint news release is included as an exhibit to this report and is incorporated here by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     (99) Joint news release by UGI Corporation and Unisource Worldwide, Inc. dated March 1, 1999.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UGI CORPORATION
                                        (REGISTRANT)



                                        By: /s/ Brendan P. Bovaird
                                            ------------------------------------
                                            Brendan P. Bovaird
                                            Vice President and General Counsel

Date: March 2, 1999
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                                 EXHIBIT INDEX

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
EXHIBIT NO.              DESCRIPTION
-----------              -----------
  (99)                   Joint news release by UGI Corporation and Unisource
                         Worldwide, Inc. dated March 1, 1999.
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